SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

CYBER APPS WORLD INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50693	90-0314205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9436 W. Lake Mead Blvd., Ste. 5-53

Las Vegas NV 89134-8340

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 805-0632

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On December 22, 2022, we issued 15,000,000 shares of restricted common stock at a deemed price of $0.001 per share to Kateryna Malenko, one of our directors. We issued these shares to Ms. Malenko in consideration of management and director services that she has provided to us.

We issued these shares of common stock pursuant to Section 4(2) of the Securities Act of 1933. We were able to rely upon this exemption since this issuance does not constitute a public offering of our shares.

In connection with this issuance, Ms. Malenko was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. She also represented to us that she was acquiring the shares as principal for her own account with investment intent. She also represented that she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

On December 30, 2022, we completed a securities purchase agreement with JanBella Group LLC (“JanBella”) whereby the Company issued a convertible promissory note in the principal amount of $46,750 (the “Note”) to Janbella. The Company has received net proceeds of $42,500 in cash from JanBella. Interest accrues on the outstanding principal amount of the Note at the rate of 10% per year. The Note is due and payable in eight installments commencing on January 15, 2023. The Note is convertible into common stock at any time 180 days after the issue date at a price equal to 61% multiplied by an average of the three lowest trading prices during the 15 trading days prior to the conversion date. JanBella does not have the right to convert the Note to the extent that it would beneficially own in excess of 4.99% of our outstanding common stock. The Company shall have the right, exercisable on not more than three trading days’ notice to Sixth Street, to prepay the outstanding balance on this Note, which shall include all interest that would have accrued during the full term of the Note. The Note is secured by the 100,000 shares of preferred stock that the Company issued to Kateryna Malenko, one of its directors.

The foregoing description is qualified in its entirety by reference to the convertible note, which is filed as an exhibit to this current report and is incorporated herein by reference.

We completed this offering pursuant to Rule 506 of Regulation D of the Securities Act.

Regulation D and Rule 506 Compliance

No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and we have restricted transfer of the securities in accordance with the requirements of the Securities Act of 1933, as amended.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchaser was not an underwriter within the meaning of section 2(11) of the Act by inquiring of the purchaser the following: (1) that the purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that the purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Convertible Promissory Note executed by Cyber Apps World, Inc. dated for reference December 15, 2022.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyber Apps World Inc.

Date: January 5, 2023	By:	/s/ Mohammed Irfan Rafimiya Kazi
Mohammed Irfan Rafimiya Kazi, President

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